UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 14, 2022

AGRIFY CORPORATION

(Exact name of registrant as specified in its charter)

Nevada	001-39946	30-0943453
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

76 Treble Cove Rd. Building 3 Billerica, MA 01862	01862
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (617) 896-5243

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	AGFY	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Securities Purchase Agreement

On March 14, 2022, Agrify Corporation (the “Company”) entered into a Securities Purchase Agreement (the “Securities Purchase Agreement”) with an accredited investor (the “Investor”), pursuant to which, among other things, the Company agreed to issue and sell to the Investor, in a private placement transaction (the “Private Placement”), in exchange for the payment by the Investor of $65,000,000, less applicable expenses as set forth in the Securities Purchase Agreement, (i) a senior secured promissory note in an aggregate principal amount of $65,000,000 (the “Note”), and (ii) a warrant (the “Warrant”) to purchase up to an aggregate of 6,881,108 shares of common stock of the Company, par value $0.001 per share (“Common Stock”).

The Note will be a senior secured obligation of the Company and ranks senior to all indebtedness of the Company. The Company will be required to make amortization payments equal to 4.0% of the original principal amount of the Note on the first day of each calendar month starting on February 1, 2023 and extending through the maturity date of March 1, 2026 (the “Maturity Date”), at which time all remaining outstanding principal and accrued but unpaid interest will be due. The Note will have a stated interest rate of 6.75% per annum, and the Company will be required to pay interest on March 1, June 1, September 1 and December 1 of each calendar year through and including the Maturity Date. Following the one-year anniversary of the Note’s issuance, the Company may, in lieu of paying interest in cash, pay such interest in kind, in which case interest on the Note will be calculated at the rate of 8.75% per annum and will be added to the principal amount of the Note.

At any time following the one-year anniversary of the Note’s issuance, the Company may prepay all (but not less than all) of the Note by redemption at a price equal to 106.75% of the then-outstanding principal amount under the Note plus accrued but unpaid interest. The Investor will also have the option of requiring the Company to redeem the Note if the Company undergoes a fundamental change at a price equal to 107% of the then-outstanding principal amount under the Note plus any accrued interest thereon.

The Securities Purchase Agreement provides for up to two additional closings subject to certain conditions set forth in the Securities Purchase Agreement and on substantially the same terms as the initial closing. Each subsequent closing would result in the issuance of a senior secured note with an original principal amount of $35.0 million and warrants to purchase shares of Common Stock equal to 65% of such principal amount divided by the closing price of the Common Stock on the trading day immediately prior to such subsequent closing.

The Note will impose certain customary affirmative and negative covenants upon the Company, as well as covenants that (i) restrict the Company and its subsidiaries from incurring any additional indebtedness or suffering any liens, subject to specified exceptions, (ii) restrict the ability of the Company and its subsidiaries from making certain investments, subject to specified exceptions, (iii) restrict the declaration of any dividends or other distributions, subject to specified exceptions, (iv) require the Company to maintain specified earnings and adjusted EBDITA targets, and (v) require the Company to maintain minimum amounts of cash on hand. If an event of default under the Note occurs, the Investor can elect to redeem the Note for cash equal to 115% of the then-outstanding principal amount of the Note (or such lesser principal amount accelerated by the Investor), plus accrued and unpaid interest, including default interest, which accrues at a rate per annum equal to 15% from the date of a default or event of default.

Until the date the Note is fully repaid, the Investor will, subject to certain exceptions, have the right to participate for up to 30% of any debt, preferred stock or equity-linked financing of the Company or its subsidiaries.

Each Warrant to be issued in the initial closing will have an exercise price of $6.75 per share, subject to adjustment for stock splits, reverse stock splits, stock dividends and similar transactions, will be immediately exercisable, has a term of five and one-half years from the date of issuance and will be exercisable on a cash basis, unless there is not an effective registration statement covering the resale of the shares issuable upon exercise of the Warrant (the “Warrant Shares”), in which case the Warrant shall also be exercisable on a cashless exercise basis at the Investor’s election. The Securities Purchase Agreement requires the Company to file resale registration statements with respect to the Warrant Shares as soon as practicable and in any event within 45 days following the initial closing and any subsequent closings.

The Warrant will provide that in no event will the number of shares of Common Stock issued upon exercise of the Warrant result in the Investor’s beneficial ownership exceeding 4.99% of the Company’s shares outstanding at the time of exercise (which percentage may be decreased or increased by the Investor, but to no greater than 9.99%, and provided that any increase above 4.99% will not be effective until the sixty-first (61st) day after notice of such request by the Investor to increase its beneficial ownership limit has been delivered to the Company).

The Securities Purchase Agreement also contains customary representations and warranties of the Company and the Investor. There is no material relationship between the Company or its affiliates and the Investor other than in respect of the Securities Purchase Agreement, the Note and the Warrant.

The foregoing summaries of the Securities Purchase Agreement, the Note and the Warrant do not purport to be complete and are qualified in their entirety by reference to the copies of the Securities Purchase Agreement, the form of Warrant and the form of Note that are filed herewith as Exhibits 10.1, 4.1 and 4.2, respectively.

The representations, warranties and covenants contained in the Securities Purchase Agreement were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to the Securities Purchase Agreement, and may be subject to limitations agreed upon by the contracting parties. Accordingly, the Securities Purchase Agreement is incorporated herein by reference only to provide investors with information regarding the terms of the Securities Purchase Agreement, and not to provide investors with any other factual information regarding the Company or its business, and should be read in conjunction with the disclosures in the Company’s periodic reports and other filings with Securities and Exchange Commission (the “SEC”).

A.G.P. / Alliance Global Partners is acting as the exclusive placement agent in connection with the Private Placement.

Item 2.03. Creation of a Direct Financial Obligation.

The information set forth in Item 1.01 of this Current Report on Form 8-K regarding the Note is incorporated herein by reference into this Item 2.03.

Item 3.02. Unregistered Sales of Securities.

The information set forth in Item 1.01 of this Current Report on Form 8-K regarding the Private Placement is incorporated herein by reference into this Item 3.02.

The Note, the Warrant, and the Warrant Shares (collectively, the “Securities”) will be offered and sold to the Investor in a transaction exempt from registration under the Securities Act in reliance on Section 4(a)(2) thereof and Rule 506(b) of Regulation D thereunder. The Investor represented that it was an “accredited investor,” as defined in Regulation D, and is acquiring the Securities for investment only and not with a view towards, or for resale in connection with, the public sale or distribution thereof. Accordingly, the Securities will not be registered under the Securities Act and the Securities may not be offered or sold in the United States absent registration or an exemption from registration under the Securities Act and any applicable state securities laws.

Neither this Current Report on Form 8-K nor the exhibits attached hereto is an offer to sell or the solicitation of an offer to buy shares of Common Stock, notes, warrants or any other securities of the Company.

Item 8.01. Other Events.

On March 14, 2022, the Company issued a press release announcing its entry into the Securities Purchase Agreement. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

The Company hereby files or furnishes, as applicable, the following exhibits:

Exhibit No.	Description

4.1	Form of Warrant

4.2	Form of Senior Secured Note

10.1*	Securities Purchase Agreement, dated as of March 14, 2022, by and among Agrify Corporation and the investors listed on the Schedule of Buyers thereto

99.1**	Press Release of the registrant dated March 14, 2022

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*	Schedules and exhibits have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The registrant hereby undertakes to furnish copies of any of the omitted schedules and exhibits upon request by the U.S. Securities and Exchange Commission.

**	Furnished but not filed.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AGRIFY CORPORATION

Date: March 18, 2022	By:	/s/ Timothy R. Oakes
Timothy R. Oakes
Chief Financial Officer

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